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                                                                     EXHIBIT 5.1


                       [HOGAN & HARTSON L.L.P. LETTERHEAD]



                                December 6, 2000



Board of Directors
Array BioPharma Inc.
1885 33rd Street
Boulder, CO 80301

Ladies and Gentlemen:

                  We are acting as counsel to Array BioPharma Inc., a Delaware corporation (the "COMPANY"), in connection with its registration statement on Form S-8 (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission relating to up to 6,741,463 newly issued shares of the Company's common stock, par value $.001 per share (the "SHARES"), issuable in connection with the Array BioPharma Inc. Employee Stock Purchase Plan and the Array BioPharma Inc. Amended and Restated Stock Option and Incentive Plan (collectively, the "PLANS"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1.       An executed copy of the Registration Statement.

                  2. A copy of the Plans, as certified by the Secretary of the Company as being complete, accurate, and in effect.

                  3. The Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on December 4, 2000 and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

                  4. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.


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Board of Directors
Array BioPharma Inc.
December 6, 2000
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                  5.       Resolutions of the Board of Directors of the Company
                           adopted by written consent on September 8, 2000, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the adoption of the Plans.

                  6. Resolutions of the Company's stockholders adopted by written consent on September 8, 2000, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the approval of the Plans.

                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "DELAWARE GENERAL CORPORATION LAW, AS AMENDED" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that, when issued in accordance with the terms of the Plans, the Shares will be validly issued, fully paid and nonassessable.

                  This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                    Very truly yours,

                                    /s/ HOGAN & HARTSON L.L.P.

                                    HOGAN & HARTSON L.L.P.